                                                                    EXHIBIT 10pp


                                   AGREEMENT

THIS AGREEMENT is made and entered into as of the 25th day of February, 1999 by and between FITZGERALDS LAS VEGAS, INC. dba FITZGERALDS CASINO/HOTEL (hereinafter, called the "Employer") and its successors and assigns, and the LOCAL JOINT EXECUTIVE BOARD OF LAS VEGAS, for and on behalf of CULINARY WORKERS UNION, LOCAL NO. 226 and BARTENDERS UNION, LOCAL NO. 165 (hereinafter, called the "Union").

                                  WITNESSETH:

WHEREAS, the parties have, by negotiations and collective bargaining, reached complete agreement on wages, hours of work, working conditions and other related, negotiable subjects to be incorporated into a new Labor Agreement which shall supersede all previous verbal or written agreements in conflict with or modified by this Agreement applicable to the employees in the bargaining unit defined herein which may have existed between the Employer and the Union or between the predecessor of the Employer, if any, and the predecessor of the Union, if any.


NOW, THEREFORE, in consideration of the foregoing, the execution of this Agreement and the full and faithful performance of the covenants, representations and warranties contained herein, it is mutually agreed as follows:

                         ARTICLE 2: HIRING OF EMPLOYEES

2.01. Hiring Procedure.

Whenever the Employer finds it necessary to hire new employees for those classifications covered by this Agreement, it may recruit and procure applicants from any source.

At its sole option, the Employer may notify the Union who shall assist the Employer in obtaining applicants who meet the qualifications required by the Employer. When applicable, the Union's selection of applicants for referral shall be on a nondiscriminatory basis, and shall not be based upon or in any way affected by membership in the Union or the Union's bylaws, rules, regulations, constitutional provisions or any other aspects or obligations of Union membership, policies, or requirements, or upon an applicant's race, color, religion, sex, age or national origin.

The Employer shall be the sole judge of an applicant's suitability, competence and qualifications to perform the work of any job to be filled. The Employer may accept or reject any applicant for employment, in accordance with applicable laws.

When the Employer considers applicants for employment who have not been referred to the Employer by the Union's dispatch office, the Employer shall, in order to maintain a consistent and orderly process, advise such applicants that in order to obtain employment they must be dispatched by the Union's dispatch office in accordance with the regular procedures of that office. The Employer agrees no employee will be hired or put to work without a referral slip from the Union's Dispatch Office except in the case of an emergency. The Employer may designate to the Union's dispatch office by name the employees that shall be dispatched for available positions.

The Union's referral service shall send applicants named by the Employer directly back to the Employer. Such applicants named by the Employer shall be processed by the Union's referral service in the same manner as all others processed by the Union's referral service without any discrimination. Any applicant named by the Employer shall be permitted by the Union's referral service to register in the same manner as others. If there are any problems with processing of applicants, the parties will review such problems and make such changes as may be necessary. The Employer shall provide the Union on a timely basis with copies of the names, social security numbers, departments, and job titles of all employees hired by the Employer.

                 ARTICLE 9: WORK SHIFTS, WORKWEEK, AND OVERTIME

9.01 SHIFT AND WEEKLY OVERTIME.

For the purposes of this Article, eight (8) hours shall constitute a work day and a full shift for employees scheduled for five (5) day workweeks, and ten
(10) hours shall constitute a workday and full shift for employees scheduled for four (4) day workweeks. Six (6) hours or less shall constitute short shift.

As used in this Article, the term "workweek" means five (5) consecutive days of work consisting of either full or short shifts or four (4) consecutive days of work scheduled for ten (10) hour shifts.

All work performed in excess of eight (8) hours (or ten (10) if applicable) on one (1) workday, as defined above, or in excess of forty (40) hours in one (1) workweek, as defined above, shall constitute overtime and shall be paid at time and one-half (1-1/2X) the employee's straight time hourly rate of pay, except that work performed on an employee's sixth (6th) and seventh (7th) consecutive days of work shall be paid at one and one-half (1-1/2X) and two and one-half (2-1/2X) times the employee's straight time rate of pay respectively. For banquet employees, overtime is due only if the employee works in excess of eight (8) hours on one work day on a single job.

Overtime shall not be paid under this Section for more than one reason for the same hours worked. Holidays not worked and paid at the straight time rate under
Section 12.02(a) below, shall be considered in calculating weekly overtime if such holiday occurs on a regularly scheduled workday of the employee, and such a holiday shall also be considered as a shift worked for the purposes of
Section 9.03(a) below.

Ten (10) hour shifts may be scheduled for employees in all classifications, except for Cooks and Miscellaneous Kitchen Help and Housekeeping classifications who may voluntarily agree to be scheduled for ten (10) hour shifts. ALL WORK PERFORMED BY AN EMPLOYEE WITH A TEN (10) HOUR SHIFT ON THAT EMPLOYEE'S FIFTH (5TH) CONSECUTIVE DAY OF WORK WILL BE PAID AT TIME AND ONE-HALF (1-1/2X), ON THAT EMPLOYEE'S SIXTH (6TH) CONSECUTIVE DAY OF WORK WILL BE PAID AT TWO TIMES (2X), AND ON THE EMPLOYEE'S SEVENTH (7TH) CONSECUTIVE DAY OF WORK WILL BE PAID AT TWO AND ONE-HALF (2-1/2X) THE EMPLOYEE'S STRAIGHT-TIME HOURLY RATE OF PAY RESPECTIVELY.

                             ARTICLE 11: VACATIONS


11.03. TIME OF TAKING VACATION.

Vacations are due on the employee's anniversary date of employment as set forth above and shall be granted at such time if the employee makes a written request therefore at least thirty (30) days prior to his anniversary date. If an employee does not so request his vacation, the Employer may assign the vacation for a period within three (3) months of the employee's anniversary date of employment; and under such circumstances the employee shall be given at least thirty (30) days' advance notice by the Employer of the vacation period.

Employees with children who attend elementary or high school shall be granted their vacation, if eligible, during the school vacation period upon thirty (30) days' advance written application to the Employer. As an exception to the foregoing provisions of this Section, showroom employees shall have the option of taking their vacations when the showroom is closed for remodeling or renovation. Subject to the above provisions of this Section, preference for vacation periods shall be based on the seniority of the employees entitled to vacations, provided that the Employer shall have the right to schedule vacations of employees requesting the same vacation period so as not to interfere with the orderly, efficient and productive operation of the hotel-casino. The Employer may not deny an employee a requested vacation period under the preceding sentence if the Union can furnish a qualified replacement employee for the requested vacation period.

An employee entitled to four (4) weeks vacation may split his vacation into two
(2) segments of two (2) weeks each. AN EMPLOYEE ENTITLED TO TWO (2) OR MORE WEEKS OF VACATION MAY SPLIT HIS/HER VACATION TIME INTO SEGMENTS OF ONE (1) WEEK EACH. In all other cases, the full vacation to which an employee is entitled shall be given in consecutive days. An employee must take all vacation time before the end of the anniversary year following the anniversary year in which the vacation is earned.



                              ARTICLE 12: HOLIDAYS


12.03. FAILURE TO REPORT.

An employee scheduled by the Employer to work on a particular holiday who fails to report for such scheduled work shall not receive holiday pay for that holiday.

IF THERE IS A PATTERN OF ABSENTEEISM ESTABLISHED ON THE WORK SHIFTS BEFORE AND/OR AFTER A HOLIDAY, THAT EMPLOYEE MAY BE REQUIRED TO PROVIDE DOCUMENTATION JUSTIFYING THE ABSENCE. IN THE ABSENCE OF THE REQUESTED DOCUMENTATION, HOLIDAY PAY MAY BE REFUSED.

                          ARTICLE 13: LEAVE OF ABSENCE

13.03.    Reasons for Leaves of Absence.
(b) Leaves of absence without pay for a bona fide medical condition or serious health conditions not compensable under the SIIS shall be granted for periods not to exceed six (6) months total during any twelve (12) month period except that an employee on a leave of absence under this subsection because of pregnancy related medical condition may supplement the six (6) month leave provided here with a borrowing of part of the leave to which the employee would become entitled under subsection 13.01(d) after birth of an employee's child.

(d) Leaves of absence without pay for a period of up to twelve (12) months shall be granted for the birth and caring of employee's children or for the placement of a child with employee for adoption or foster care provided that 1) the employee shall be entitled to a minimum of twelve (12) weeks during any twelve (12) month period; 2) the leave ends when the child is one (1) year old or earlier; and 3) proof of the child's birth, adoption or foster care is presented.

(f) Leaves of absence without pay or benefits shall be granted to up to four (4) employees at a time, not from the same department, and for no more than six (6) months (unless a longer time is agreed upon by the Employer, the Union and the employee), for the purpose of accepting employment with the Union, provided that the employee on leave shall not be assigned by the Union to perform services on its behalf which involve (a) the Employer who has granted the leave, (b) that Employer's employees, or (c) visiting that Employer's premises.

                               ARTICLE 14: MEALS

14.02.    Number of Meals.
All employees scheduled to work shall be provided one (1) meal per shift, so long as such meal is provided in a dining room maintained by the Employer for the use of, and normally used by, all employees of the Employer, offering a full-course menu with a daily variety of hot and cold choices for all meals in a clean, pleasant, dining room-like setting. Should such conditions not be met, employees working a full shift shall be provided with two (2) meals per shift.

                           ARTICLE 16: MISCELLANEOUS

16.16.    Group Deliveries.
Except where the Employer now pays a higher rate which shall not be reduced, when Bellhops deliver magazines, newspapers, or similar items, they shall receive ten cents (.10 cents) for each delivery left outside a guest room and fifty cents (.50 cents) for each delivery left inside the room. This shall not apply to hotel-related individual deliveries. Where more than twenty-five (25) deliveries are made to the same group, Bell Captains shall share in the total gratuity on the same percentage basis specified for Captains in Exhibit 3.

                           ARTICLE 18: SPECIAL EVENTS

18.03. BELLHOP SERVICE.

Where Bellhops are not given the opportunity to room special event or complimented guests, they shall receive not less than TWO DOLLARS ($2.00) per person checking in and out. For package guests, the Bellhops shall receive for each person using the package, TWO DOLLARS ($2.00) per person checking in and/or out only where baggage is delivered and removed as part of a group arrival or departure and the guest requests Bellhop service. The TWO DOLLARS ($2.00) gratuity will not apply to special events and/or packages that were agreed upon with, and/or proposed to, special event and/or package sponsors prior to the execution of this Agreement, provided that the Employer furnishes the Union with a list of all such special events and/or packages. Set arrivals and/or departures shall be evidenced by a manifest. These guaranteed gratuities shall be paid only to Bellhops who actually perform the services. These guaranteed gratuities do not apply to diverted air carriers. THESE GUARANTEED GRATUITIES DO NOT APPLY TO GROUPS WITH WHOM THE EMPLOYER CURRENTLY HAS CONTRACTS AT THE $1.75 RATE OR TO WHOM THE EMPLOYER HAS MADE FIRM OFFERS AT THAT RATE. THE EMPLOYER WILL FURNISH THE UNION WITH A LIST OF ALL SUCH CONTRACTS AND OFFERS AT THE $1.75 RATE. ALL NEW CONTRACTS AND OFFERS WILL BE AT THE $2.00 RATE.

                         ARTICLE 25: HEALTH AND WELFARE

25.01. AMOUNT OF CONTRIBUTIONS.

There presently is in effect, pursuant to the agreement of the parties, a group life, medical, surgical and hospital plan involving a trust fund and trust agreement for the Hotel Employees and Restaurant Employees International Union Welfare Fund (the "Fund"). The parties hereto agree that the aforesaid trust agreement and any amendments shall be in effect during the period of this Agreement. The Employer shall make, as of June 1, 1997, for all hours worked on and after that date, a contribution to the Fund of one dollar and eighty-two cents $1.82 per hour worked, on or before the fifteenth (15th) day of each month for the previous month.

EFFECTIVE JUNE 1, 1998, THE EMPLOYER SHALL CONTRIBUTE UP TO ONE DOLLAR AND EIGHTY-TWO CENTS ($1.82) PER HOUR WORKED TO THE FUND. HOWEVER, IF DURING THE CONTRACT YEAR JUNE 1, 1998 THROUGH MAY 31, 1999, THE TRUSTEES DETERMINE IN THEIR SOLE DISCRETION THAT A HIGHER CONTRIBUTION, UP TO A MAXIMUM OF ONE
DOLLAR AND NINETY-TWO CENTS ($1.92) PER HOUR WORKED, IS REQUIRED TO PAY THE COST OF THE BENEFITS THEN IN EFFECT FOR THE PARTICIPANTS IN THE FUND IN SOUTHERN NEVADA, THEN THE EMPLOYER SHALL CONTRIBUTE THAT HIGHER AMOUNT UP TO A MAXIMUM OF $1.92 PER HOUR WORKED, UPON NOTICE TO THE EMPLOYER BY THE TRUSTEES THAT THEY HAVE DETERMINED, BY MAJORITY VOTE IN ACCORDANCE WITH THE PROCEDURES OF THE FUND, THAT SUCH HIGHER AMOUNT IS REQUIRED. THE COST OF THE BENEFITS SHALL INCLUDE THE DIRECT COST OF CLAIMS, ADMINISTRATION, AND OTHER COSTS, AND THE MAINTENANCE OF PRUDENT RESERVES AND SHALL BE NET OF INVESTMENT AND OTHER INCOME (TAKING INTO ACCOUNT THE EXISTING SURPLUSES FROM THE PRIOR CONTRACT YEAR RESULTING FROM EMPLOYER CONTRIBUTIONS IN SOUTHERN NEVADA). THE EMPLOYER EXPRESSLY AGREES THAT IT SHALL NOT CHALLENGE THE DECISION OF THE TRUSTEES IN ANY OTHER FORUM NOR FOR ANY OTHER REASON FAIL TO PAY THE AMOUNT OF THE CONTRIBUTION REQUIRED BY THIS PARAGRAPH.

Effective June 1, 1999, the Employer shall contribute up to two dollars and two cents ($2.02) per hour worked to the Fund. However, the parties agree that it is their intent that the Employer contribution as of that date be less than $2.02 per hour worked if in the sole discretion of the Trustees of the Fund a lesser contribution is adequate to pay the costs of the benefits then in effect for participants in the Fund in Southern Nevada for the period of June 1, 1999 through May 31, 2000. The cost of the benefits shall include the direct cost of claims, administration and other costs, and the maintenance of prudent reserves, and shall be net of investment and other income (TAKING INTO ACCOUNT THE EXISTING SURPLUSES FROM THE PRIOR CONTRACT YEAR RESULTING FROM EMPLOYER CONTRIBUTIONS IN SOUTHERN NEVADA). By April 1, 1999, the Trustees of the Fund shall advise the Employer if they have determined, by majority vote in accordance with the procedures of the Fund, that a contribution of less than $2.02 per hour worked is adequate effective June 1, 1999 and if so of the appropriate CONTRIBUTION AS OF THAT DATE. Absent notice by the Trustees that less than $2.02 per hour worked is required, the Employer shall contribute $2.02 per hour worked effective June 1, 1999. The Employer expressly agrees that it shall abide by the determination of the Trustees as set forth in this paragraph, and shall not challenge the decision of the Trustees, or the failure by the Trustees to determine that less than $2.02 per hour worked is required effective June 1, 1999 in any other forum nor for any other reason delay or fail to pay the amount of contribution required by this paragraph effective June 1, 1999.

Effective June 1, 2000, the Employer shall contribute up to two dollars and twelve cents ($2.12) per hour worked to the Fund. However, the parties agree that it is their intent that the Employer contribution as of that date be less than $2.12 per hour worked if in the sole discretion of the Trustees of the Fund a lesser contribution is adequate to pay the costs of the benefits then in effect for participants in the Fund in Southern Nevada for the period of June 1, 2000 through May 31, 2001. The cost of the benefits shall include the direct cost of claims, administration and other costs, and the maintenance of prudent reserves, and shall be net of investment and other income (TAKING INTO ACCOUNT THE EXISTING SURPLUSES FROM THE PRIOR CONTRACT YEAR RESULTING FROM EMPLOYER CONTRIBUTIONS IN SOUTHERN NEVADA). By April 1, 2000, the Trustees of the Fund shall advise the Employer if they have determined, by majority vote in accordance with the procedures of the Fund, that a contribution of less than $2.12 per hour worked is adequate effective June 1, 2000 and if so of the appropriate CONTRIBUTION AS OF THAT DATE. Absent notice by the Trustees that less than $2.12 per hour worked is required, the Employer shall contribute $2.12 per hour worked effective June 1, 2000. The Employer expressly agrees that it shall abide by the determination of the Trustees as set forth in this paragraph, and shall not challenge the decision of the Trustees, or the failure by the Trustees to determine that less than $2.12 per hour worked is required effective June 1, 2000 in any other forum nor for any other reason delay or fail to pay the amount of contribution required by this paragraph effective June 1, 2000.

Effective June 1, 2001, the Employer shall contribute up to two dollars and twenty-two cents ($2.22) per hour worked to the Fund. However, the parties agree that it is their intent that the Employer contribution as of that date be less than $2.22 per hour worked if in the sole discretion of the Trustees of the Fund a lesser contribution is adequate to pay the costs of the benefits then in effect for participants in the Fund in Southern Nevada for the period of June 1, 2001 through May 31, 2002. The cost of the benefits shall include the direct cost of claims, administration and other costs, and the maintenance of prudent reserves, and shall be net of investment and other income (TAKING INTO ACCOUNT THE EXISTING SURPLUSES FROM THE PRIOR CONTRACT YEAR RESULTING FROM EMPLOYER CONTRIBUTIONS IN SOUTHERN NEVADA). By April 1, 2001, the Trustees of the Fund shall advise the Employer if they have determined, by majority vote in accordance with the procedures of the Fund, that a contribution of less than $2.22 per hour worked is adequate effective June 1, 2001 and if so of the appropriate CONTRIBUTION AS OF THAT DATE. Absent notice by the Trustees that less than $2.22 per hour worked is required, the Employer shall contribute $2.22 per hour worked effective June 1, 2001. The Employer expressly agrees that it shall abide by the determination of the Trustees as set forth in this paragraph and shall not challenge the decision of the Trustees, or the failure by the Trustees to determine that less than $2.22 per hour worked is required effective June 1, 2001 in any other forum nor for any other reason delay or fail to pay the amount of contribution required by this paragraph effective June 1, 2001.

Contributions shall be forwarded to the bank designated by the Hotel Employees and Restaurant Employees International Union Welfare Fund. A list of the names and social security numbers of employees covered shall accompany the payment. As used in this Section, "hours worked" shall mean all hours for which an employee is compensated, including vacation and holiday hours paid for.

25.02  DELINQUENT CONTRIBUTIONS.

In the event the Employer is in arrears in the payment of contributions, it shall be liable for late fees, interest and liquidated damages as established by the Trustees, legal fees, court and/or arbitration costs, and audit and other expenses incidental to the collection of said delinquency. THE EMPLOYER SHALL MAKE AVAILABLE FOR INSPECTION AND AUDIT SUCH PAYROLL RECORDS AS THE FUND MAY LAWFULLY REQUIRE.

25.03  ACCEPTANCE OF TRUST.

The Employer and the Union agree to be bound by the Agreement and Declaration of Trust of the said Hotel Employees and Restaurant Employees International Union Welfare Fund as may, from time to time, be amended, and they do hereby irrevocably designate as their respective representatives on the Board of Trustees, such Trustees named in said Agreement and Declaration of Trust as Employer and Union Trustees, together with their successors selected as provided therein, and agree to abide and be bound by all procedures established, and actions taken by, the Trustees pursuant to said Trust Agreement. ANY PROVISION IN THIS AGREEMENT THAT IS INCONSISTENT WITH THE AGREEMENT AND DECLARATION OF TRUST, OR THE PLAN OF BENEFITS, RULES, OR PROCEDURES ESTABLISHED BY THE TRUSTEES, SHALL BE NULL AND VOID.

                              ARTICLE 26: PENSIONS


26.02  CONTRIBUTIONS.

Commencing JUNE 1, 1997, said contributions shall be forty-five cents (45 cents) per hour worked. Said contributions shall be due and payable to the fund not later than the fifteenth (15th) day of each month. A list of the names and social security numbers of the employees covered shall accompany the payment. As used in this Section, "hours worked" shall mean all hours for which an employee is compensated, including vacation and holiday hours paid for.

26.05.  401(k) PLAN

UPON NOTIFICATION TO THE EMPLOYER BY MEANS OF AN APPROPRIATE AUTHORIZATION FORM EXECUTED BY AN EMPLOYEE, THE EMPLOYER SHALL DEDUCT FROM THE WAGES OF AN EMPLOYEE AN AMOUNT DESIGNATED BY THE EMPLOYEE FOR CONTRIBUTION TO A TAX-DEFERRED 401(K) PLAN. AND SHALL SEND

SUCH DEDUCTED AMOUNTS TO THE PLAN. THE UNION IS RESPONSIBLE FOR ESTABLISHMENT OF THE PLAN. THE EMPLOYER SHALL IN NO WAY BEAR ANY COSTS ASSOCIATED WITH THE PLAN, EXCEPT FOR DEDUCTION AND SENDING OF AMOUNTS AS REQUESTED BY THE EMPLOYEE. THE EMPLOYER SHALL MAKE NO CONTRIBUTION TO THE PLAN.

THE UNION SHALL INDEMNIFY, DEFEND AND SAVE THE EMPLOYER HARMLESS AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS OR OTHER FORMS OF LIABILITY THAT SHALL ARISE OUT OF OR BY REASON OF ACTION TAKEN BY THE EMPLOYER IN RELIANCE UPON PAYROLL DEDUCTION AUTHORIZATION FORMS SUBMITTED TO THE EMPLOYER FOR THE 401(K) PLAN.

                   ARTICLE 29: SUBCONTRACTING AND SUBLEASING

29.01.
It is recognized that the Employer and the Union have a common interest in protecting work opportunities for all employees covered by this Agreement and employed on a regular basis. Therefore, no work customarily performed by employees covered by this Agreement shall be performed under any sublease, subcontract, or other agreement unless the terms of any lease, contract or other agreement specifically state that (a) all such work shall be performed only by members of the bargaining unit covered by this Agreement, and (b) the Employer shall at all times hold and exercise full control of the terms and conditions of employment of all such employees pursuant to the terms of this Agreement.
The provisions of this Article apply to all operations on the Employers premises, regardless of location or displacement of employees or prior use of the area occupied by such operations. Any sublease, subcontract, or other agreement for the performance of cleaning or janitorial services shall first require the approval of the Union. Notwithstanding the foregoing provisions hereof, the Employer may purchase from outside sources for use in its establishment convenience foods INCLUDING PRE-BAKED GOODS, prepared frozen foods, pre-mixed salads and peeled vegetables.

                                  HIRING RATE

80%-1ST YEAR, THEN 90%
90%-2ND YEAR, THEN 100%

ALL INCUMBENT 80% WOULD NOT BE AFFECTED BY THE CHANGE. ONLY THOSE NEW HIRES POST-RATIFICATION WOULD BE ON THE NEW SCHEDULE.

                            ARTICLE 31: TERMINATION

31.01.
This Agreement shall be in full force and effect from JUNE 1, 1997, to and including MAY 31, 2002, and from year to year thereafter unless sixty (60) days written notice to change, modify or terminate is given by either party prior to JUNE 1, 2002, or in any subsequent year thereafter.

IN WITNESS WHEREOF, the parties hereto by their duly designated representatives have hereunto set their hands this 25th day of February, 1999, in Clark County, State of Nevada.


EMPLOYER - FITZGERALDS LAS VEGAS       LOCAL JOINT EXECUTIVE BOARD
INC. dba FITZGERALDS CASINO/HOTEL      OF LAS VEGAS


BY:  /s/ [Signature Illegible]         BY:  /s/ [Signature Illegible]
   ------------------------------           -----------------------------

ITS: Vice President/G.M.               ITS: President
    -----------------------------           -----------------------------

                                       BY: /s/ [Signature Illegible]
                                           -----------------------------

                                       ITS: SEC - TREAS
                                           -----------------------------

                                WAGES INCREASES

              .25 cents RETRO THROUGH RATIFICATION (PAID IN FULL)
                 WITH .25 cents RATE INCREASE UPON RATIFICATION


      *Retro                      .250 cents
                                  =====

                              Rate Increase
                              -------------
   Ratification                   .250 cents
     12/01/99                     .125 cents
     06/01/00                     .125 cents
     12/01/00                     .250 cents
     06/01/01                     .400 cents
     12/01/01                     .400 cents
                                  -----

                       Total      $1.55
                                  =====

*Company agrees to pay retro to those laid-off in December.

                        EXHIBIT 2 - CHECK-OFF AGREEMENT

1. Pursuant to the Union Security provision of the Agreement between SAM-WILL, INC. dba FITZGERALDS (hereinafter, referred to as the "Employer") and the LOCAL JOINT EXECUTIVE BOARD OF LAS VEGAS, representing the Culinary Workers Union, Local No. 226, and the Bartenders Union, Local No. 165 (hereinafter, referred to as the "Union"), the Employer, during the term of the Agreement, agrees to deduct each month Union membership dues (excluding initiation fees, fines and assessments) from the pay of those employees who have authorized such deductions in writing as provided in this Check-Off Agreement. Such membership dues shall be limited to amounts levied by the Unions in accordance with their Constitutions and Bylaws. Deductions shall be made only for those employees who voluntarily submit to the hotel employing them the original or a facsimile of a written authorization in accordance with the "Authorization for Check-Off of Dues" form set forth below. It is the Union's responsibility to provide the employees with this form.

2. On and after the date this agreement is ratified by employees represented by the Union, the required authorization shall be in the following form:

                        PAYROLL DEDUCTION AUTHORIZATION

                                                   Date____________________

I, the undersigned, hereby request and voluntarily authorize the Employer to deduct from any wages or compensation due me, an amount equal to the regular monthly dues uniformly applicable to members of ___________________ ("Union") in accordance with the Constitution and Bylaws of the Union.

This authorization shall remain in effect and shall be irrevocable unless I revoke it by sending written notice to both the Employer and the Union by registered mail during a period of fifteen (15) days immediately succeeding any yearly period subsequent to the date of this authorization or subsequent to the date of termination of the applicable contract between the Employer and the Union, whichever occurs sooner, and shall be automatically renewed as an irrevocable check-off from year to year unless revoked as hereinabove provided, irrespective of whether I am a Union member.


                                                   Signed_______________________

                                                   Social Security No.__________

The Employer shall continue to honor authorization in the following form executed by employees prior to the date of this agreement is ratified by employees represented by the Union:

                        PAYROLL DEDUCTION AUTHORIZATION

                                                  Date________________________

I, the undersigned, a member of _________________, hereby request and voluntarily authorize the Employer to deduct from any wages or compensation due me, an amount equal to the regular monthly dues uniformly applicable to members of ___________________ ("Union") in accordance with the Constitution and Bylaws of the Union.

This authorization shall remain in effect and shall be irrevocable unless I revoke it by sending a written notice to both the Employer and __________, by registered mail during a period of fifteen (15) days immediately succeeding any yearly period subsequent to the date of this authorization or subsequent to the date of termination of the applicable contract between the Employer and the Union, whichever occurs sooner, and shall be automatically renewed as an irrevocable Check-Off from year to year unless revoked as herein above provided.

3. Deductions shall be made only in accordance with the provisions of said Authorization for Check-Off of Dues, together with the provisions of this Check-Off Agreement.

4. The original or a facsimile of a properly executed Authorization of Check-Off of Dues form for each employee for whom Union membership dues are to be deducted hereunder shall be delivered to the Employer before any payroll deductions are made. Deductions shall be made thereafter only under Authorization for Check-Off of Dues forms which have been properly executed and are in effect. Any Authorization for Check-Off of Dues which is incomplete or in error will be returned to the Union by the Employer.

5. Check-off deductions under all properly executed Authorization for Check-Off of Dues forms which have been delivered to the Employee on or before the fifteenth (15th) day of any particular month thereafter shall begin with the following calendar month.

6. Deductions shall be made in accordance with the provisions of this Check-Off of Union Membership Dues section, from the pay received on the first payday of each month regardless of the payroll period ending date represented on that payroll check. These provisions for dues deductions shall not apply to banquet workers.

7. The Employer agrees to make deductions as otherwise provided in this Check-Off of Union Membership Dues section in the case of employees who have returned to work after authorized leave of absence.

8. In cases where a deduction is made which duplicates a payment already made to the Union by an employee, or where a deduction is not in conformity with the provisions of the Union Constitution and By-laws, refunds to the employee will be made by the Union.

9. The Employer shall remit each month to the designated financial officer of the Union, the amount of deductions made for that particular month, together with a list of employees and their Social Security numbers, for whom such deductions have been made. The information shall be in computer readable electronic form, in any one of the following media:

1.   8mm cartridge;
2.   1/2 nine track tape, 1600 or 6250 BPI;
3.   8" diskette;
4.   5-1/4" or 3-1/2" diskette in ASCII format.

The remittance shall be forwarded to the above designated financial officer not later than the fifteenth (15th) of the month, for the deduction from the first paycheck received by the employee (prior to the fifteenth {15th} of the month) for the month the dues are being paid.

10. Any employee whose seniority is broken by death, quit, discharge or layoff, or who is transferred to a position outside the scope of the bargaining unit, shall cease to be subject to check-off deductions beginning with the month immediately following that in which such death, quit, discharge, layoff, or transfer occurred.

11. In the event any employee shall register a complaint with the Employer alleging his/her dues are being improperly deducted, the employer will make no further deductions of the employee's dues. Such dispute shall then be reviewed with the employee by a representative of the Union and a representative of the Employer.

12. The Employer shall not be liable to the Union by reason of the requirements of this Check-Off Agreement for the remittance of payment of any sum other than that constituting deduction made from employee wages earned.

13. The Union shall indemnify, defend and save the Employer harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken by the Employer in reliance upon payroll deduction authorization cards submitted to the Employer.

                                  SIDE LETTER

BOOTH CASHIERS - The Company will have full and extensive training on the handling of traveler's checks. Discipline can only occur in regard to traveler's checks if an employee does not follow the established procedure.

VOLUNTARY SHORT SHIFTS - We reject in its present configuration but strongly suggest a continuing subcommittee to see if voluntary short shifts work.

BELL DEPARTMENT RE-PAYMENT - The current Bellmen agree to re-pay to the Employer at an amount of twenty-five dollars ($25.00) out of each pay check until each Bellman pays off the agreed upon amount owed to the Company.